EXHIBIT 10.1
                      AGREEMENT AND PLAN OF REORGANIZATION




                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made effective as of August 1, 1995, between TRANSWORLD TELECOMMUNICATIONS, INC., a Pennsylvania corporation ("Transworld") and WIRELESS CABLE & COMMUNICATIONS, INC., a Nevada corporation ("Wireless").
                                R E C I T A L S:
     A. Wireless was recently formed by Transworld.
     B. Pursuant to a plan of reorganization in accordance with ss.ss. 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended, Transworld intends to transfer certain assets and liabilities to Wireless in accordance with the terms of the Assignment and Assumption Agreement dated of even date herewith and in the form attached as Exhibit A hereto, as well as such additional documents of transfer as are necessary or appropriate to vest such assets and liabilities in Wireless (collectively, the "Assignment Documents"), in exchange for all of the outstanding shares of Wireless, consisting of 3.5 million Wireless common shares, par value $.01 (the "Wireless Shares").
     C. Transworld intends to transfer the Wireless Shares to its shareholders on a non-pro rata basis and in accordance with the terms of this Agreement.
         NOW, THEREFORE, it is mutually agreed as follows:
     1. Transfers to Wireless. Transworld shall transfer, assign, and deliver to Wireless the assets set forth on Schedule A to Exhibit A hereto ("Assets"), subject to the liabilities and obligations described thereon or arising from the
ownership   thereof,   whether  absolute,   accrued,   contingent  or  otherwise
("Liabilities"), as of the Closing Date, as described below. Any tangible portions of the
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Assets shall be deemed to be transferred "as is," and without any warranty other than any transferable manufacturer's warranties.
         2. Closing. The closing of the transactions described herein (the "Closing") shall be held as soon as possible and within five business days after the satisfaction of the conditions described in paragraph 4 (the "Closing Date"). The Closing shall be held at the offices of Parsons Behle & Latimer, 201 South Main Street, Suite 1800, Salt Lake City, Utah.
         3. Transfer of the Shares. Immediately after the transfer of the Assets and Liabilities to Wireless, Transworld shall transfer to Fidelity Transfer Company, of Salt Lake City, Utah ("Fidelity"), all of the Wireless Shares, to be held in escrow by Fidelity for the benefit of the shareholders of Transworld pursuant to the terms of the Escrow Agreement in the form attached hereto as Exhibit B. The Wireless Shares shall be transferred to Fidelity in its escrow capacity by delivery to Fidelity of a certificate in the name of Fidelity as escrow agent for Transworld's shareholders. The number of Wireless Shares to be held by Fidelity for the benefit of each of Transworld's shareholders shall be as set forth on Schedule A to the Escrow Agreement. No fractional Wireless
Shares shall be issued to Transworld's shareholders, and any Transworld shareholders who would otherwise receive a fractional Wireless Share shall receive an additional full Wireless Share, with the difference to be obtained from the Wireless Shares otherwise due one or more of the executive officers and/or directors of Transworld. All such Wireless Shares shall be held and distributed by Fidelity in accordance with the terms of the Escrow Agreement.
         4. Conditions to Closing. The parties' obligations to Close hereunder shall be conditioned upon the satisfaction of the following conditions:
                  (a) The execution and delivery by Transworld and Wireless of the Assignment
Documents;

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                  (b)      The execution and delivery by Transworld and Fidelity
of the Escrow Agreement; and
                  (c) The negotiation,  execution and delivery by Transworld and
Wireless  of  a  funding   commitment  and  ancillary   documents  thereto  (the
"Commitment"), pursuant to which Transworld shall agree to loan to Wireless, during the twelve month period beginning as of the Closing Date, up to $1 million on commercially reasonable terms for the purpose of building out and marketing wireless television cable operations in the United States and foreign countries, including, specifically, New Zealand.
         5. Securities Laws Filings. Each of Wireless and Transworld shall take all reasonable actions necessary to prepare and file, and shall cooperate with one another in the preparation and filing of, all documents and statements necessary or appropriate to (i) effectuate the registration by Wireless of the Wireless Shares on Form 10 under the Securities Exchange Act of 1934, as amended (the "Act"), (ii) provide to Transworld's shareholders disclosure materials materially in compliance with the requirements of Regulations 14A and/or 14C of the Act, and (iii) comply with any other federal or state securities laws requirements relating to the transactions described herein.
         6.       Warranties, Representations  and  Agreements  of   Transworld.
Transworld represents, warrants and agrees that the  following  statements   are
true, correct and complete:
                  (a)  Organizational   and  Good  Standing.   Transworld  is  a
corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full power and authority to execute, deliver and perform the terms of this Agreement, the Commitment, the Assignment Documents and the Escrow Agreement. No authorization of, consent or approval by, and no notice to, or filing with, any governmental department, commission, or instrumentality, or any other person, is or will be necessary for the valid execution or performance by Transworld of this Agreement, the Assignment Documents, the

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Commitment or the Escrow  Agreement,  or the  consummation  of the  transactions contemplated hereby or thereby. Transworld is not subject to any agreement which prohibits or would be breached by the execution or performance of this Agreement, the Assignment Documents, the Commitment or the Escrow Agreement, or the consummation of the transactions contemplated hereby or thereby. This Agreement, the Assignment Documents, the Commitment and the Escrow Agreement have been duly authorized by Transworld and, when executed and delivered as contemplated hereby, will constitute its legal, valid and binding obligations,
enforceable  in  accordance  with  their  respective   terms,   except  as  such
enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.
                  (b) Assets. As of the Closing Date, Transworld will be the lawful owner of the Assets, free and clear of all liens, encumbrances,
restrictions  and  claims  of  every  kind,   except  for  the  Liabilities  and
imperfections of title and encumbrances, restrictions and claims which do not materially interfere with the present use or value of the Assets.
                  (c) Transfer. Subject to the provisions of this Agreement regarding the distribution of the Wireless Shares to Fidelity in accordance with the terms of the Escrow Agreement, Transworld will not transfer, distribute, assign or convey the Wireless Shares to any party other than its shareholders.
         7.       Warranties,  Representations  and   Agreements   of  Wireless.
Wireless represents, warrants and agrees that the following statements are true, correct and complete:
                  (a) Organization and Good Standing. Wireless is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to execute, deliver and perform the terms of this Agreement, the Commitment and the Assignment Documents. No authorization of, consent or approval by, and notice to, or filing with, any governmental department, commission, or instrumentality, or any other person, is or will be

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necessary for the valid  execution or performance by Wireless of this Agreement, the  Assignment  Documents  or  the  Commitment,  or  the  consummation  of  the transactions  contemplated  hereby or  thereby.  Wireless  is not subject to any agreement  with  prohibits  or  which  would be  breached  by the  execution  or performance of this Agreement, the Assignment Documents or the Commitment, or the consummation of the transactions contemplated hereby or thereby. This Agreement, the Assignment Documents and the Commitment have been duly authorized by Wireless and, when executed and delivered as contemplated hereby, will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws effecting the enforcement of creditors' rights generally and general principles of equity.
                  (b) Wireless Shares. The Wireless Shares, when issued at Closing, shall be duly authorized and issued, fully paid and non-assessable
common  shares  of  Wireless,  subject  to  no  liens,  restrictions,   options,
commitments or encumbrances of any kind or character, or any security or other interest whatsoever.
         8.       Miscellaneous.
                  (a) Further Assurances. Each of the parties will execute, acknowledge and deliver, and cause to be done, executed, acknowledged and
delivered,   without  further   consideration,   all  such  further   documents,
instruments, acts, assignments, transfers and assurances as shall be required in order to carry out this Agreement, the Assignment Documents, the Commitment and the Escrow Agreement, and to give effect hereto and thereto.
                  (b) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party hereto may assign its rights or obligations hereunder without the prior consent of the other party hereto.
There are no intended third party beneficiaries of this Agreement.

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                  (c)      No Waiver.  This  Agreement  may  not be  modified or
discharged, nor may any of its terms be waived, except by an instrument in writing, signed by the party to be charged.
                  (d) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall together constitute one and the same instrument. Facsimile transmission of a counterpart signature shall constitute delivery of an original counterpart signature.
                  (e)   Enforcement,   etc.  This   Agreement  was   negotiated,
documented and shall be performed in the State of Utah, which is the site of the primary business office of each of Transworld and Wireless. The validity, enforcement and construction of this Agreement shall be governed in all respects by the law applicable to contracts made and intended to be performed in the State of Utah. This Agreement (including exhibits and schedules hereto, all of which are incorporated herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.
                  (f)      Captions.     Captions   are   inserted   herein  for
convenience only and will not be given any legal effect.
                  (g) Severability. If any provision of this Agreement shall be invalid, or shall be inoperative or unenforceable in any particular case, such
circumstances   shall  not  render  the  provision  invalid  or  inoperative  or unenforceable in any other case, or render any other provision herein contained invalid, inoperative or unenforceable to any extent.
                  (h) Indemnification. Each of Wireless and Transworld hereby agrees to indemnify and hold the other party (and its respective officers, directors, employees and agents) harmless from any and all costs, liabilities, expenses and fees (including reasonable attorneys fees) arising from any material breach of any representation or nonperformance by it hereunder. In the event either party is forced to enforce the terms of this Agreement through legal action, that party shall be entitled to

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receive from the other party the costs and expenses of such enforcement  action, including reasonable attorneys fees.
         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the first page hereof.
                                            TRANSWORLD TELECOMMUNICATIONS, INC.


                                            By: /s/ Troy D'Ambrosio
                                            Its: Vice President



                                            WIRELESS CABLE AND COMMUNICATIONS,
                                            INC.


                                            By: /s/ Lance D'Ambrosio
                                            Its: President


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